Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2009 with respect to the audited financial statements of Sino Payments, Inc. for the year ended August 31, 2008 and the period from June 26, 2007 (inception) through August 31, 2007 and 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone−bailey.com

Houston, Texas

August 4, 2009